Exhibit 99.1

NetApp Reports First Quarter of Fiscal Year 2020 Results

•	NetApp Cloud Data Services annualized recurring revenue of approximately $61 million, an increase of 189% year-over-year
•	Consolidated GAAP gross margin of 66.0%, non-GAAP gross margin of 67.2%
•	$365 million returned to shareholders, representing 131% of free cash flow

Sunnyvale, Calif.—August 14, 2019—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2020, which ended on July 26, 2019.

“I am clearly disappointed with our Q1 top line results but remain confident in our strategy and the fundamentals of our business model. The gross margin and cost structure improvements we’ve made provide support for our free cash flow generation and enable us to navigate the ongoing macroeconomic headwinds while making the strategic moves that position us well to return to growth,” said George Kurian, chief executive officer. “We consistently receive positive feedback from our customers and partners on the value of our Data Fabric strategy and the strong performance of our best teams demonstrates our ability to capitalize on this strength.”

First Quarter of Fiscal Year 2020 Financial Results

•	Net Revenues: $1.24 billion, compared to $1.47 billion* in the first quarter of fiscal 2019
•

Net Income: GAAP net income of $103 million, compared to GAAP net income of $283 million in the first quarter of fiscal 2019; non-GAAP net income[1] of $157 million, compared to non-GAAP net income of $281 million in the first quarter of fiscal 2019

•

Earnings per Share: GAAP net income per share[2] of $0.42 compared to GAAP net income per share of $1.05 in the first quarter of fiscal 2019; non-GAAP net income per share of $0.65, compared to non-GAAP net income per share of $1.04 in the first quarter of fiscal 2019

•	Cash, Cash Equivalents and Investments: $3.5 billion at the end of the first quarter of fiscal 2020
•	Cash from Operations: $310 million, compared to $326 million in the first quarter of fiscal 2019
•	Share Repurchase and Dividend: Returned $365 million to shareholders through share repurchases and cash dividends

*Net revenues in the first quarter of fiscal year 2019 included $90 million from enterprise software license agreements which did not repeat in the first quarter of fiscal year 2020.

Second Quarter of Fiscal Year 2020 Financial Outlook

The Company provided the following financial guidance for the second quarter of fiscal year 2020:

•Net revenues are expected to be in the range of:	$1.325 billion to $1.475 billion
	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.86 - $0.94	$0.91 - $0.99

Full Fiscal Year 2020 Financial Outlook

The Company updated the following financial guidance for the full fiscal year 2020:

•Net revenues are expected to decline 5% - 10% year-over-year
	GAAP	Non-GAAP
•Consolidated gross margins are expected to be:	65% - 66%	66% - 67%
•Operating margins are expected to be in the range of:	16% - 19%	19% - 22%
•Effective tax rate is expected to be:	19% - 20%	18% - 19%

Dividend

The next cash dividend of $0.48 per share will be paid on October 23, 2019, to shareholders of record as of the close of business on October 4, 2019.

First Quarter of Fiscal Year 2020 Business Highlights

Spearheading Innovation

•

NetApp presented a bold vision for a hybrid multicloud world, with a range of new and updated offerings: NetApp™ Kubernetes Service on NetApp HCI, Cloud Volumes on NetApp HCI, a beta release of Cloud Volumes Service for Google Cloud Platform, Cloud Volumes ONTAP™ for Google Cloud Platform, Fabric Orchestrator, new pay-per-use offerings for Cloud Consumption for NetApp HCI and Cloud Volumes Service On-Premises, NetApp Cloud Insights as a “freemium” offering, and NetApp Professional Services for the Data Fabric.

•

NetApp released the NetApp AFF C190 system, a simple, smart, and secure all-flash storage solution that enables channel partners to expand their market share by helping smaller organizations modernize their IT infrastructure.

•

The NetApp Cloud Tiering service is generally available now on AWS and Azure. With this service, customers can leverage the benefits of cloud economics while making space available on high-performance NetApp AFF and FAS solid-state drive systems.

•

NetApp announced a new update to its growing data management software series, NetApp ONTAP 9.6. The Company also announced the new midrange, end-to-end-NVMe NetApp AFF A320 all-flash storage system and an expanded portfolio of services to help businesses maximize the value of their data and drive efficiency.

Expanding Partnerships

•	NetApp completed support for Cloud Volumes across public clouds and hybrid environments with Cloud Volumes ONTAP for Google Cloud Platform and with the general availability of Azure NetApp Files.
•

NetApp announced NetApp HCI for Private Cloud with Red Hat at the Red Hat Summit, offering a modern, open-source-based, true cloud solution that works in conjunction with the Red Hat OpenStack Platform.

Earning Prestigious Awards

•	NetApp continues to grow its reputation as a data authority, receiving the AIconics award for Corporate Innovation in AI and earning the AI Breakthrough award for the Best AI Solution for Big Data.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Second Quarter of Fiscal Year 2020 Financial Outlook and the Full Fiscal Year 2020 Financial Outlook sections, statements about our free cash flow generation, our ability to navigate the ongoing macroeconomic headwinds, and our ability to capitalize on our Data Fabric strategy.  All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled

“Risk Factors” in our most recently submitted annual report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2)

facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 26, 2019	April 26, 2019

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,532	$3,899
Accounts receivable	542	1,216
Inventories	116	131
Other current assets	326	364
Total current assets	4,516	5,610

Property and equipment, net	754	759
Goodwill and purchased intangible assets, net	1,832	1,782
Other non-current assets	709	590
Total assets	$7,811	$8,741

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$348	$542
Accrued expenses	633	851
Commercial paper notes	30	249
Current portion of long-term debt	400	400
Short-term deferred revenue and financed unearned services revenue	1,764	1,825
Total current liabilities	3,175	3,867
Long-term debt	1,145	1,144
Other long-term liabilities	882	797
Long-term deferred revenue and financed unearned services revenue	1,746	1,843
Total liabilities	6,948	7,651

Stockholders' equity	863	1,090
Total liabilities and stockholders' equity	$7,811	$8,741

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	July 26, 2019	July 27, 2018

Revenues:
Product	$644	$875
Software maintenance	250	229
Hardware maintenance and other services	342	370
Net revenues	1,236	1,474

Cost of revenues:
Cost of product	312	398
Cost of software maintenance	10	7
Cost of hardware maintenance and other services	98	106
Total cost of revenues	420	511
Gross profit	816	963

Operating expenses:
Sales and marketing	405	409
Research and development	215	208
General and administrative	71	73
Restructuring charges	21	19
Total operating expenses	712	709

Income from operations	104	254

Other income, net	15	18

Income before income taxes	119	272

Provision (benefit) for income taxes	16	(11)

Net income	$103	$283

Net income per share:
Basic	$0.43	$1.08

Diluted	$0.42	$1.05

Shares used in net income per share calculations:
Basic	239	262

Diluted	243	269

Cash dividends declared per share	$0.48	$0.40

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended
	July 26, 2019	July 27, 2018
Cash flows from operating activities:
Net income	$103	$283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	49
Stock-based compensation	42	40
Deferred income taxes	(7)	(26)
Other items, net	6	8
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	672	423
Inventories	15	25
Accounts payable	(195)	(177)
Accrued expenses	(277)	(221)
Deferred revenue and financed unearned services revenue	(154)	(87)
Long-term taxes payable	(3)	5
Changes in other operating assets and liabilities, net	59	4
Net cash provided by operating activities	310	326
Cash flows from investing activities:
Redemptions of investments, net	1,027	248
Purchases of property and equipment	(32)	(64)
Acquisitions of businesses, net of cash acquired	(56)	—
Other investing activities, net	(1)	2
Net cash provided by investing activities	938	186
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	54	63
Payments for taxes related to net share settlement of stock awards	(71)	(84)
Repurchase of common stock	(250)	(500)
Repayments of commercial paper notes, net	(219)	(185)
Dividends paid	(115)	(105)
Other financing activities, net	(2)	(1)
Net cash used in financing activities	(603)	(812)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(14)

Net increase (decrease) in cash, cash equivalents and restricted cash	642	(314)
Cash, cash equivalents and restricted cash:
Beginning of period	2,331	2,947
End of period	$2,973	$2,633

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q1 FY'20	Q4 FY'19	Q1 FY'19

Revenues
Product	$644	$1,000	$875
Strategic*	$337	$623	$475
Mature*	$307	$377	$400
Software Maintenance	$250	$242	$229
Hardware Maintenance and Other Services	$342	$350	$370
Hardware Maintenance Support Contracts	$284	$284	$303
Professional and Other Services	$58	$66	$67
Net Revenues	$1,236	$1,592	$1,474

* In Q1 FY’20 we made changes to the products and solutions contained in each of the Strategic and Mature product groupings. Mature now includes OEM and all products related to disk and hybrid arrays. Strategic now includes add-on software, private cloud solutions, and all products related to All-Flash Arrays. Revenues for previous quarters have been recast in accordance with the revised product grouping methodology for comparability.

Geographic Mix
	% of Q1 FY'20 Revenue	% of Q4 FY'19 Revenue	% of Q1 FY'19 Revenue
Americas	51%	57%	57%
Americas Commercial	38%	45%	46%
U.S. Public Sector	13%	11%	11%
EMEA	33%	29%	29%
Asia Pacific	16%	14%	14%

Pathways Mix
	% of Q1 FY'20 Revenue	% of Q4 FY'19 Revenue	% of Q1 FY'19 Revenue
Direct	19%	24%	29%
Indirect	81%	76%	71%

Non-GAAP Gross Margins
	Q1 FY'20	Q4 FY'19	Q1 FY'19
Non-GAAP Gross Margin	67.2%	65.2%	66.2%
Product	53.4%	55.3%	55.7%
Software Maintenance	96.0%	95.9%	96.9%
Hardware Maintenance and Other Services	71.9%	72.3%	72.2%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q1 FY'20	Q4 FY'19	Q1 FY'19
Non-GAAP Income from Operations	$178	$358	$326
% of Net Revenues	14.4%	22.5%	22.1%
Non-GAAP Income before Income Taxes	$193	$372	$344
Non-GAAP Effective Tax Rate	18.7%	18.1%	18.3%

Non-GAAP Net Income
	Q1 FY'20	Q4 FY'19	Q1 FY'19
Non-GAAP Net Income	$157	$305	$281
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	243	249	269
Non-GAAP Income per Share, Diluted	$0.65	$1.22	$1.04

Select Balance Sheet Items
	Q1 FY'20	Q4 FY'19	Q1 FY'19
Deferred Revenue and Financed Unearned Services Revenue	$3,510	$3,668	$3,260
DSO (days)	40	70	38
DIO (days)	25	21	17
DPO (days)	75	87	76
CCC (days)	(10)	3	(20)
Inventory Turns	14	17	21

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY'20	Q4 FY'19	Q1 FY'19
Net Cash Provided by Operating Activities	$310	$399	$326
Purchases of Property and Equipment	$32	$35	$64
Free Cash Flow	$278	$364	$262
Free Cash Flow as a % of Net Revenues	22.5%	22.9%	17.8%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY20	Q4'FY19	Q1'FY19

NET INCOME	$103	$396	$283
Adjustments:
Amortization of intangible assets	11	8	13
Stock-based compensation	42	37	40
Restructuring charges	21	16	19
Gain on sale or derecognition of assets	—	(73)	—
Income tax effects	(20)	(31)	(40)
Resolution of income tax examinations	—	(48)	—
Income tax benefit of ASC 606 adoption	—	—	(34)
NON-GAAP NET INCOME	$157	$305	$281

COST OF REVENUES	$420	$566	$511
Adjustments:
Amortization of intangible assets	(11)	(8)	(9)
Stock-based compensation	(3)	(4)	(4)
NON-GAAP COST OF REVENUES	$406	$554	$498

COST OF PRODUCT REVENUES	$312	$457	$398
Adjustments:
Amortization of intangible assets	(11)	(8)	(9)
Stock-based compensation	(1)	(2)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$300	$447	$388

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$98	$99	$106
Adjustment:
Stock-based compensation	(2)	(2)	(3)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$96	$97	$103

GROSS PROFIT	$816	$1,026	$963
Adjustments:
Amortization of intangible assets	11	8	9
Stock-based compensation	3	4	4
NON-GAAP GROSS PROFIT	$830	$1,038	$976

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY20	Q4'FY19	Q1'FY19

SALES AND MARKETING EXPENSES	$405	$439	$409
Adjustments:
Amortization of intangible assets	—	—	(4)
Stock-based compensation	(18)	(15)	(17)
NON-GAAP SALES AND MARKETING EXPENSES	$387	$424	$388

RESEARCH AND DEVELOPMENT EXPENSES	$215	$205	$208
Adjustment:
Stock-based compensation	(15)	(11)	(12)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$200	$194	$196

GENERAL AND ADMINISTRATIVE EXPENSES	$71	$69	$73
Adjustment:
Stock-based compensation	(6)	(7)	(7)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$65	$62	$66

RESTRUCTURING CHARGES	$21	$16	$19
Adjustment:
Restructuring charges	(21)	(16)	(19)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$(73)	$—
Adjustment:
Gain on sale or derecognition of assets	—	73	—
NON-GAAP GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$—	$—

OPERATING EXPENSES	$712	$656	$709
Adjustments:
Amortization of intangible assets	—	—	(4)
Stock-based compensation	(39)	(33)	(36)
Restructuring charges	(21)	(16)	(19)
Gain on sale or derecognition of assets	—	73	—
NON-GAAP OPERATING EXPENSES	$652	$680	$650

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY20	Q4'FY19	Q1'FY19

INCOME FROM OPERATIONS	$104	$370	$254
Adjustments:
Amortization of intangible assets	11	8	13
Stock-based compensation	42	37	40
Restructuring charges	21	16	19
Gain on sale or derecognition of assets	—	(73)	—
NON-GAAP INCOME FROM OPERATIONS	$178	$358	$326

INCOME BEFORE INCOME TAXES	$119	$384	$272
Adjustments:
Amortization of intangible assets	11	8	13
Stock-based compensation	42	37	40
Restructuring charges	21	16	19
Gain on sale or derecognition of assets	—	(73)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$193	$372	$344

PROVISION (BENEFIT) FOR INCOME TAXES	$16	$(12)	$(11)
Adjustments:
Income tax effects	20	31	40
Resolution of income tax examinations	—	48	—
Income tax benefit of ASC 606 adoption	—	—	34
NON-GAAP PROVISION FOR INCOME TAXES	$36	$67	$63

NET INCOME PER SHARE	$0.42	$1.59	$1.05
Adjustments:
Amortization of intangible assets	0.05	0.03	0.05
Stock-based compensation	0.17	0.15	0.15
Restructuring charges	0.09	0.06	0.07
Gain on sale or derecognition of assets	—	(0.29)	—
Income tax effects	(0.08)	(0.12)	(0.15)
Resolution of income tax examinations	—	(0.19)	—
Income tax benefit of ASC 606 adoption	—	—	(0.13)
NON-GAAP NET INCOME PER SHARE	$0.65	$1.22	$1.04

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY20	Q4'FY19	Q1'FY19

Gross margin-GAAP	66.0%	64.4%	65.3%
Cost of revenues adjustments	1.1%	0.8%	0.9%
Gross margin-Non-GAAP	67.2%	65.2%	66.2%

GAAP cost of revenues	$420	$566	$511
Cost of revenues adjustments:
Amortization of intangible assets	(11)	(8)	(9)
Stock-based compensation	(3)	(4)	(4)
Non-GAAP cost of revenues	$406	$554	$498

Net revenues	$1,236	$1,592	$1,474

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY20	Q4'FY19	Q1'FY19

Product gross margin-GAAP	51.6%	54.3%	54.5%
Cost of product revenues adjustments	1.9%	1.0%	1.1%
Product gross margin-Non-GAAP	53.4%	55.3%	55.7%

GAAP cost of product revenues	$312	$457	$398
Cost of product revenues adjustments:
Amortization of intangible assets	(11)	(8)	(9)
Stock-based compensation	(1)	(2)	(1)
Non-GAAP cost of product revenues	$300	$447	$388

Product revenues	$644	$1,000	$875

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q1'FY20	Q4'FY19	Q1'FY19

Hardware maintenance and other services gross margin-GAAP	71.3%	71.7%	71.4%
Cost of hardware maintenance and other services revenues adjustment	0.6%	0.6%	0.8%
Hardware maintenance and other services gross margin-Non-GAAP	71.9%	72.3%	72.2%

GAAP cost of hardware maintenance and other services revenues	$98	$99	$106
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(2)	(2)	(3)
Non-GAAP cost of hardware maintenance and other services revenues	$96	$97	$103

Hardware maintenance and other services revenues	$342	$350	$370

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY20	Q4'FY19	Q1'FY19

GAAP effective tax rate	13.4%	(3.1)%	(4.0)%
Adjustments:
Income tax effects	5.3%	8.3%	9.8%
Resolution of income tax examinations	—%	12.9%	—%
Income tax benefit of ASC 606 adoption	—%	—%	12.5%
Non-GAAP effective tax rate	18.7%	18.1%	18.3%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY20	Q4'FY19	Q1'FY19
Net cash provided by operating activities	$310	$399	$326
Purchases of property and equipment	(32)	(35)	(64)
Free cash flow	$278	$364	$262

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2020

Second Quarter
Fiscal 2020

Non-GAAP Guidance - Net Income Per Share	$0.91 - $0.99

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2020:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.17)
Gain on sale or derecognition of assets	0.17
Total Adjustments	(0.05)

GAAP Guidance - Net Income Per Share	$0.86 - $0.94

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2020
(Unaudited)

GROSS MARGIN

Gross Margin - Non-GAAP Guidance	66% - 67%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	65% - 66%

OPERATING MARGIN

Operating Margin - Non-GAAP Guidance	19% - 22%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(3)%
Gain on sale or derecognition of assets	1%
Operating Margin - GAAP Guidance	16% - 19%

EFFECTIVE TAX RATE

Effective Tax Rate - Non-GAAP Guidance	18% - 19%
Adjustment:
Income tax effects	1%
Effective Tax Rate - GAAP Guidance	19% - 20%

Some items may not add or recalculate due to rounding

Press Contact:

Amelia Vierra

NetApp

1 408 822 6403

amelia.vierra@netapp.com

Investor Contact:

Lance Berger

NetApp

1 408 822 6628

lance.berger@netapp.com